NEWS RELEASE

MVB Financial Maintains Earnings Strength with Strong Third Quarter Earnings

The following results compare the third quarter 2015 to the same quarter prior year

•	Net income increased by 161.8 percent or $869,000 to $1,406,000
•	Total assets increased 20.2 percent to reach $1.3 billion
•	Net loans increased 30.5 percent, reaching $987 million
•	Total deposits grew 20.3 percent to $1,018 million
•	Noninterest income was up 51.3 percent or $3.4 million

FAIRMONT, W.Va., (November 5, 2015) – MVB Financial Corp., (OTC Markets Group OTCQB: MVBF) today announced quarterly results for the period end September 30, 2015.  MVB Financial and its subsidiaries – MVB Bank, MVB Mortgage, and MVB Insurance (collectively "MVB") – reported total net income of $1,406,000. Year to date, MVB has reported record results for the first nine months with total net income of $5,414,000, or 103.2 percent greater than the same period of 2014.

Year-to-Date 2015:

•	Net income increased 103.2 percent for a total of $5, 414,000
•	Net interest income is up $3.7 million or 17.6 percent
•	Noninterest income is up $12.5 million or 64.4 percent
•	Total revenues are up $16.2M or 40.0 percent
•	Noninterest expense is up $11.9M or 33.7 percent

These results have created operating leverage during 2015 that has produced a year to date increase in pretax income of $4.7M, or a 146.3 percent increase over the first nine months of 2014.

MVB maintained earnings momentum from the preceding two quarters in 2015.  Strong performance continued from the mortgage operation along with sustained loan and deposit growth from banking operations.  Net income increased by 161.8 percent, or $869,000 compared to the third quarter of 2014.

"We began the year with a record first quarter, followed up by a solid second quarter, and our team has continued its concentration to manage effective growth across all business lines throughout these first nine months," said Larry F. Mazza, CEO, MVB Financial Corp. "Maintaining our strong balance sheet growth, the diversification of our revenue sources and focused execution on our strategies are critical to our continued successes.”

Comparing results to the third quarter 2014:

•	Net loans increased 30.5 percent, reaching $987 million
•	Total assets increased $220 million or 20.2 percent to reach $1.3 billion
•	Total deposits grew $172 million to $1,018 million or a 20.3 percent increase
•	Net interest income grew 27.8 percent, or $2.0 million to $9.0 million
•	Noninterest income was up 51.3 percent or $3.4 million, due to the residential mortgage business line

Comparing results from the second quarter 2015 to the third quarter 2015:

•	Net loans increased 9.2 percent, or $83.4 million leading to an increase in total assets of 4.3 percent or $53.5 million
•	Deposits increased 14.3 percent, or $127.3 million from the second quarter of 2015, with $68.7 million coming from the acquisition of two branches from Susquehanna, a division of BB&T
•	Net interest income increased 7.0 percent or $592,000 more than the prior quarter, reflecting strong growth in earning assets during the quarter
•	Noninterest income decreased by 5.5 percent or $580,000
o	During the quarter the mark-to-market of MVB’s mortgage derivative asset declined by $1.9M
o	During the quarter MVB recognized a $618,000 gain on the sale of a bank-owned, repossessed property
o	Apart from these items other noninterest income sources increased by 6.5 percent or $698,000, led by increases in mortgage fee income and commercial lending revenues
•	Noninterest expense growth was held to 4.5 percent, or $713,000 compared to the prior quarter.
o	This number includes $622,000 of expense related to the acquisition, conversion and integration of the two Susquehanna branch locations

"Our third quarter results are a clear demonstration of our performance and commitment to our strategic vision for all areas of MVB Financial," Mazza said.

Notable actions completed in third quarter 2015:

•

MVB Bank completed the acquisition of two branches of Susquehanna Bank in Martinsburg and Inwood, West Virginia. The transaction was approved by regulators on July 21, 2015 and was completed on August 28, 2015. The full integration of the two branches, including all branding and employee orientation occurred before open of business on August 31, 2015.

•

In August, the MVB Board of Directors declared a quarterly cash dividend of $0.02 per share to shareholders of record on September 1, 2015. The dividend was paid September 15, 2015.  The Board approved the transition from a semi-annual dividend to a quarterly dividend schedule at the August 18, 2015 meeting.

•

BauerFinancial, Inc., the nation’s leading bank rating and research firm, again recognized MVB Bank as a 5-Star Superior bank, indicating MVB’s bank’s safety, soundness and financial strength. MVB Bank has received the 5-Star Superior bank rating for 18 consecutive quarters and a  BauerFinancial, Inc.,  Recommended Bank for 52 consecutive quarters.

About MVB Financial Corp.

MVB Financial Corp. (OTCQB: MVBF) is a financial holding company headquartered in Fairmont, W.Va. Through its subsidiaries, MVB Bank, Inc., MVB Mortgage and MVB Insurance, the company provides community banking, mortgage banking, insurance and wealth management services to individuals and corporate clients in the Mid-Atlantic region. Its largest subsidiary MVB Bank, with 12 locations in West Virginia, was named 2015 Community Bank of the Year by the W. Va. District Office of the U.S. Small Business Administration.

The OTCQB is a market tier operated by the OTC Market Group Inc., for over-the-counter traded companies that are current in their reporting with a U.S. regulator.

For more information, please visit ir.mvbbanking.com.

Forward-Looking Statements

All statements other than statements of historical fact included herein are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21 E of the Securities Exchange Act of 1934. Such information involves risks and uncertainties that could result in the actual results of MVB Financial Corp. ("MVB Financial" or the "Company") differing from those projected in the forward-looking statements. Important factors that could cause actual results to differ materially from those discussed in such forward-looking statements include, but are not limited to: (i) the Company may incur loan losses due to negative credit quality trends in the future that may lead to deterioration of asset quality; (ii) the Company may incur increased charge-offs in the future; (iii) the Company could have adverse legal actions of a material nature; (iv) the Company may face competitive loss of customers; (v) the Company may be unable to manage its expense levels; (vi) the Company may have difficulty retaining key employees; (vii) changes in the interest rate environment may have results on the Company's operations materially different from those anticipated by the Company's market risk management functions; (viii) changes in general economic conditions and increased competition could adversely affect the Company's operating results; (ix) changes in other regulations, government policies, and application of regulations affecting bank holding companies and their subsidiaries, including changes in monetary policies, may negatively impact the Company's operating results and that could negatively impact or preclude current and future acquisition activities; (x) the effects of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Basel III may adversely affect the Company; (xi) the risk that the benefits from the acquisition, by MVB Bank, Inc. ("MVB Bank"), of two branches of Susquehanna Bank in Berkeley County, West Virginia, may not be fully realized or may take longer to realize than expected, including as a result of changes in general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations and their enforcement, the degree of competition in the geographic and business areas in which MVB Bank operates, integration factors, and the reaction to MVB Bank of Susquehanna Bank clients, which bank at the two branches that were acquired by MVB Bank;  (xii) the risk that the new investments to support the growth of MVB Insurance, LLC ("MVB Insurance") may not be fully realized or may take longer than expected due to general economic and market conditions; (xiii) diversion of management time on acquisition or diversified growth issues; and, (xiv) other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  Any forward-looking statement speaks only as of the date on which it is made and we do not undertake any obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events.

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